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                                                                   Exhibit 23.01


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-108067 of The Hartford Financial Services Group, Inc. (the "Company") on Form S-3 of our report dated February 19, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's changes in its method of accounting for [a] goodwill and indefinite-lived intangible assets in 2002, [b] derivative instruments and hedging activities in 2001, and [c] the recognition of interest income and impairment on purchased retained beneficial interests in securitized financial assets in 2001), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.





DELOITTE & TOUCHE LLP

Hartford, Connecticut
November 19, 2003